Exhibit 10.5

AMENDMENT

TO

COLLATERAL AND SECURITY AGREEMENT

June 30, 2020

Reference is made to that certain Collateral and Security Agreement dated as of April 13, 2018 (the “Agreement”) by and between Clip Interactive, LLC, a Colorado limited liability company (the “Company”) and Minicozzi (as such term is defined in the Agreement).

A.       The parties desire to amend the Agreement as set forth below.

B.       Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Notes.

The Agreement is hereby amended as follows:

1.       A new Section 2.8 is hereby added to read as follows:

“2.8 Automatic Conversion upon Initial Public Offering. In the event that Auddia Inc. (“Auddia”), the successor entity of the Company via a corporate conversion, closes a Qualifying IPO (as defined below), all outstanding amounts owed by the Company to Minicozzi under the Agreement shall automatically convert (without any further action by the parties) into shares of Auddia common stock. The conversion price shall be (i) the per share initial public offering price (before underwriting discounts and commissions) set forth in the final prospectus for the Qualifying IPO, multiplied by (ii) 0.25. “Qualifying IPO” shall mean a registered initial public offering by Auddia of shares of its common stock which (i) results in gross proceeds to Auddia of at least $4.0 million (before underwriting discounts and commissions), and (ii) closes on or before December 31, 2020.”

2.       Except as amended herein, all terms and conditions of the Agreement and the Minicozzi Agreements shall remain the same and in full force and effect. This Amendment shall become effective when executed and delivered by the parties. Once effective, this Amendment shall replace and supersede the prior amendment between the parties dated March 12, 2020.

3.       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature pages follow]

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The parties have executed this Amendment to Collateral and Security Agreement as of the date first noted above.

COMPANY:

Clip Interactive, LLC

By:	/s/ Michael Lawless

	Name:	Michael Lawless
	Title:	Chief Executive Officer

/s/ Richard Minicozzi

Richard Michael Minicozzi

/s/ Janina Minicozzi

Janina Y. Minicozzi

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